                                                    Exhibit No. EX-99.h.1.b.viii

                        THE DFA INVESTMENT TRUST COMPANY

                            TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER EIGHT

     THIS ADDENDUM is made as of the 13th day of September, 2005, by and between
THE DFA INVESTMENT TRUST COMPANY,  a Delaware  business trust (the "Fund"),  and
PFPC INC.,  formerly known as "Provident  Financial  Processing  Corporation," a
Delaware corporation (the "Transfer Agent" or "PFPC").

                              W I T N E S S E T H :

     WHEREAS,  the Fund is  registered  as an  open-end,  management  investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS,  the Fund has retained PFPC to serve as the Fund's transfer agent,
registrar  and  dividend  disbursing  agent,   pursuant  to  a  Transfer  Agency
Agreement,  dated January 15, 1993, as amended (the  "Agreement"),  which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services  to any  series of  shares  created  by the Fund  after the date of the
Agreement upon the mutual agreement of the Fund and the Transfer Agent; and

     WHEREAS,  PFPC  presently  provides such services to the series of the Fund designated as The Pacific Rim Small Company  Series,  which shall be renamed the
Asia Pacific Small Company  Series,  and which is listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound thereby, the parties hereby agree that:

     1. The  Agreement  is  amended to  provide  that those  series set forth on
"Schedule B, Series of The DFA Investment  Trust  Company,  Amended and Restated
September  13,  2005,"  which is attached  hereto,  shall be "Series"  under the
Agreement.

     2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

     3. In all other respects,  the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be September 13, 2005.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this Addendum  Number
Seven  to the  Agreement  to be  executed  by  their  duly  authorized  officers designated below on the day and year first above written.

                                     THE DFA INVESTMENT TRUST COMPANY

                                     By:  ________________________________
                                          Catherine L. Newell
                                          Vice President and Secretary

                                     PFPC INC.

                                     By:  ________________________________
                                          Joseph Gramlich
                                          Executive Vice President

                                                            Amended and Restated
                                                              September 13, 2005

                                   SCHEDULE B

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                            The U.S. Micro Cap Series
                            The U.S. Small Cap Series
                          The U.S. Large Company Series
                     The Enhanced U.S. Large Company Series
                         The U.S. Small Cap Value Series
                         The U.S. Large Cap Value Series
                         The U.S. Small XM Value Series
                        The Japanese Small Company Series
                        Asia Pacific Small Company Series
                     The United Kingdom Small Company Series
                           The Emerging Markets Series
                       The DFA International Value Series
                      The Emerging Markets Small Cap Series
                      The Continental Small Company Series
                      The DFA One-Year Fixed Income Series
                   The DFA Two-Year Global Fixed Income Series
                  The Tax-Managed U.S. Marketwide Value Series
                       The Tax-Managed U.S. Equity Series
                             The Global Value Series
                         The Global Large Company Series
                         The Global Small Company Series
                          The LD U.S. Marketwide Series
                          The HD U.S. Marketwide Series
                       The LD U.S. Marketwide Value Series
                       The HD U.S. Marketwide Value Series